Exhibit 10.3

EXECUTED

FIRST AMENDMENT TO THE MATCH GROUP, INC.
2017 STOCK AND ANNUAL INCENTIVE PLAN

This First Amendment (this “Amendment”) to the Match Group, Inc. (the “Company”) 2017 Stock and Annual Incentive Plan (the “Plan”) is adopted as of July 13, 2017 (the “Amendment Date”) by the Board. All capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

Effective as of the Amendment Date, the Plan is amended as follows:

1.	Types and Nature of Stock Appreciation Rights. The last two sentences of Section 5(b) of the Plan are deleted in their entirety and replaced with the following:

“Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, common stock of IAC, par value $0.0001 per share (“IAC Shares”) or a combination thereof, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash, Common Stock, IAC Shares or a combination thereof, or shall reserve to a specified party the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.”

2.	IAC Shares. New Section 14(l) is added immediately following Section 14(k).

“(l) IAC Shares. Following such time as IAC ceases to own shares representing a majority of the combined voting power of the Company, no Award granted hereunder may be settled in IAC Shares. IAC Shares provided to Participants under the terms and conditions of this Plan are also subject to the terms and conditions of the IAC/Interactive Corp 2013 Stock and Annual Incentive Plan (or any successor plan thereto).”

The Company, by its officers duly authorized by the Board, has executed this Amendment to the Plan on the date indicated below.

[Signature Page Follows]

By:	/s/ Jared Sine
Jared Sine
General Counsel and Secretary
Match Group, Inc.